EXHIBIT 23.2

TBPELS REGISTERED ENGINEERING FIRM F-1580

1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the references to us in this Form 8-K filing by ConocoPhillips.

We also consent to the incorporation by reference of our summary reports on audits of the estimated quantities of certain proved reserves of oil and gas, net to Marathon Oil Corporation’s interest for the years ended December 31, 2023, 2022 and 2021, and this consent being filed as exhibits to this Form 8-K and in the Registration Statements filed by ConocoPhillips on Form S-3 (File No. 333-273658) and Form S-8 (File Nos. 333-272065, 333-98681, 333-116216, 333-133101, 333-159318, 333-171047, 333-174479, 333-196349, 333-130967, 333-250183 and 333-280448).

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas

November 22, 2024

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